Exhibit 2(iii)

CERTIFICATE AND ARTICLES OF MERGER

Pursuant to the provisions of Article 5.04 of Texas Business Corporation Act (the "Act") and La. Rev. Stat.  12:1362, ENTERGY GULF STATES LOUISIANA, INC., a Texas corporation, formerly known as Entergy Gulf States, Inc. (the "Corporation") and ENTERGY GULF STATES LOUISIANA, L.L.C., a Louisiana limited liability company (the "Surviving Entity"), the surviving entity of a merger (the "Merger") of the Corporation with and into ENTERGY GULF STATES LOUISIANA, L.L.C., a Louisiana limited liability company, hereby certify the following certificate and articles of merger for the purpose of effecting a merger in accordance with the provisions of Part Five of the Act and La. Rev. Stat.  12:1360 as follows:

1. The respective name and state of incorporation or organization of the Corporation and Limited Liability Company that are parties to this Merger are:

Name	Type of Entity	State of Incorporation or Organization

ENTERGY GULF STATES LOUISIANA, INC. (f/k/a Entergy Gulf States, Inc.)	Corporation	Texas

ENTERGY GULF STATES LOUISIANA, L.L.C.	Limited Liability Company	Louisiana

2. Upon the filing of this Certificate and Articles of Merger with the Secretary of State of Louisiana pursuant to La. Rev. Stat.  12:1360 and with the Secretary of State of Texas pursuant to Article 5.04 of the Act, the Merger shall be effective as of 4:00 p.m. Central Standard Time, December 31, 2007 (the "Effective Time") in accordance with the provisions of Article 10.03 of the Act and the provisions of La. Rev. Stat.  12:1360 (B)(2).

3. An "Agreement and Plan of Merger and Reorganization" was duly authorized, approved, adopted, certified, and executed by each of the parties to the Merger in accordance with the provisions of Louisiana Revised Statutes  12:1359 and Articles 5.01 and 5.03 of the Act.

4. The name of the sole surviving entity (the "Surviving Entity") is ENTERGY GULF STATES LOUISIANA, L.L.C., a Louisiana limited liability company.

5. The Articles of Organization of ENTERGY GULF STATES LOUISIANA, L.L.C., the Surviving Entity, shall continue to be the Articles of Organization of the Surviving Entity, without change or amendment, until further amended in accordance with the provisions thereof and applicable laws.

6. A copy of the executed Agreement and Plan of Merger and Reorganization is attached hereto as Exhibit A and is also on file at the principal place of business of the Surviving Entity, the address of which is as follows:

446 North Boulevard
Baton Rouge, LA 70802-5717

7. A copy of the Agreement and Plan of Merger and Reorganization will be furnished by the Surviving Entity, on written request, and without cost, to any shareholder or member of any of the entities that are a party to the Merger.

8. The approval of the Agreement and Plan of Merger and Reorganization by the shareholders entitled to vote of the Corporation, a Texas corporation that is a party to the Merger, is required pursuant to Article 5.03 of the Act.

9. As to the Corporation, the approval of whose shareholders entitled to vote is required pursuant to the terms of its Restated Articles of Incorporation, as amended (the "Restated Articles"), the number of shares of each class or series of stock of such Corporation so entitled to vote, with other shares or as a class, on the Agreement and Plan of Merger and Reorganization are as follows:

Name	Number of Shares Outstanding	Class	Number of Shares Entitled to Vote
Entergy Gulf States Louisiana, Inc.	100	Common	100

No shares of any other class or series of the Corporation are entitled pursuant to the terms of the Restated Articles to vote as a class or series on the Agreement and Plan of Merger and Reorganization.

10. As to the Corporation, the approval of whose shareholders entitled to vote is required, the unanimous written consent of the shareholders entitled to vote on the Agreement and Plan of Merger and Reorganization has been given in accordance with Article 9.10.A of the Act and any written notice required by such Article has been given, if applicable.

11. Additionally, the Corporation has outstanding 100,000 shares of its Series A 8.25% Preference Stock, which has no right under the Restated Articles to vote on the Agreement and Plan of Merger and Reorganization. Any statutory right of the holders of such Series A 8.25% Preference Stock to vote on the Agreement and Plan of Merger and Reorganization has been exercised by unanimous written consent of the holders of all of such 100,000 shares of its Series A 8.25% Preference Stock in favor of the Agreement and Plan of Merger and Reorganization in accordance with Article 9.10.A of the Act and any written notice required by such Article has been given, if applicable.

12. As to the Surviving Entity, the approval of whose Members entitled to vote is required, the number of units of each class or series of membership interests of such Surviving Entity entitled to vote, with other membership interests or as a class, on the Agreement and Plan of Merger and Reorganization are as follows:

Name	Number of Units of Membership Interests Outstanding	Class of Membership Interests	Number of Units of Membership Interests Entitled to Vote
Entergy Gulf States Louisiana, L.L.C.	100	Common	100

No other classes or series of units of membership interests of Entergy Gulf States Louisiana, L.L.C. are outstanding.

13. As to the Surviving Entity, the approval of whose Members entitled to vote is required, the Agreement and Plan of Merger and Reorganization was duly approved by the written consent of a Majority of the Units entitled to vote thereon in lieu of a meeting of the Members. The number of Units of membership interests that approved the Agreement and Plan of Merger and Reorganization by written consent and the number of Units of membership interests that did not, respectively, and, if the Units of membership interests of any class or series are entitled to vote as a class, the number of Units of each such class or series that approved the Agreement and Plan of Merger and Reorganization by written consent and those that did not, are as follows:

Name	Total approving	Total not approving	Class or Series
Entergy Gulf States Louisiana, L.L.C.	100	0	Common

14. The approval of the Agreement and Plan of Merger and Reorganization was duly authorized by all action required by the Act, applicable Louisiana law, and by the constituent documents of the Corporation and the Surviving Entity.

15. At any time before the Effective Time, the Agreement and Plan of Merger and Reorganization may be abandoned (subject to any contractual rights) by the Corporation, as a party to the Merger, without shareholder action, by (a) execution of a statement of abandonment by any officer of the Corporation or in any other manner determined by the board of directors of the Corporation and (b) if the Certificate and Articles of Merger have been filed but the Effective Time has not yet occurred, filing such statement with the Secretary of State of Texas as provided for in Section L of Article 5.03 of the Act. At any time before the Effective Time, the Agreement and Plan of Merger and Reorganization may be abandoned (subject to any contractual rights) by the Surviving Entity, as a party to the Merger, by (a) the execution of a statement of abandonment by any Manager of the Surviving Entity or in any other manner determined by the Managers of the Surviving Entity and (b) if the Certificate and Articles of Merger have delivered to the Secretary of State in advance for filing as of the Effective Time but the Effective Time has not yet occurred, filing such statement with the Secretary of State of Louisiana.

16. The Surviving Entity hereby states and agrees (as provided for in Article 5.04C of the Act) that it will be responsible and obligated for the payment of all fees and franchise taxes as required by law to have been paid.

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THUS DONE AND EXECUTED as of the 31st day of December, 2007 to be effective as of the Effective Time.

Entergy Gulf States Louisiana, L.L.C.

By:/s/ Mark G. Otts
Name: Mark G. Otts
Title: Vice President and Manager

Entergy Gulf States Louisiana, Inc.

By: /s/ E. Renae Conley
Name: E. Renae Conley
Title: President and Chief Executive Officer

ACKNOWLEDGMENT OF MANAGER OF

ENTERGY GULF STATES LOUISIANA, L.L.C., THE SURVIVING ENTITY

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this 31st day of December, 2007,

BEFORE ME, the undersigned Notary Public, duly commissioned, qualified and sworn in and for the Parish and State aforesaid, personally came and appeared:

MARK G. OTTS

to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he is a Manager of ENTERGY GULF STATES LOUISIANA, L.L.C., and that as such duly authorized Manager, by and with the authority of all of the Members of said limited liability company entitled to vote thereon, he signed and executed the foregoing instrument, as his free and voluntary act and deed, for and on behalf of said limited liability company, for the uses, purposes, and benefits therein expressed.

WITNESSES:

/s/ Danielle M. Ross                                                                                 /s/ Mark G. Otts
Danielle M. Ross                                                                                     Mark G. Otts

/s/ Marta Brown
Marta Brown

/s/ Peter S. Title
NOTARY PUBLIC

Peter S. Title
Notary Public
State of Louisiana
Bar No. 12832
My commission is for life.

EXHIBIT A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION